EXHIBIT 99.3

K12 INC. APPOINTS MARGARET JORGENSEN, PhD., AS CHIEF ACADEMIC OFFICER

Expert in Learning and Assessment to Join Leader in Technology-Based Learning to Help Drive Further
Innovation in Instruction and Measurement

K12 to Release Annual Academic Report at Academic and Products Day on February 7

Herndon, VA January 10, 2013 – K12 Inc. (NYSE: LRN), the nation’s largest provider of proprietary curriculum and online education programs for students in kindergarten through high school, today announced the appointment of Margaret Jorgensen, PhD., as its Chief Academic Officer. Dr. Jorgensen, an expert in the use of educational assessment as a powerful instructional tool, will join K12 from the position of CEO of Measure2Learn early next month.

In the newly created position, Dr. Jorgensen will help drive K12’s ongoing efforts to develop state of the art curriculum, technology, learning systems and teacher support; to improve performance for all students, including advanced learners but especially among the growing population of academically at-risk students in its network of managed public schools; and to innovate with assessments that not only more accurately reflect student progress but also can be used to improve learning and accountability. K12 has invested more than $320 million in curriculum, learning systems and research and development utilizing cognitive science.

Ron Packard, Chief Executive Officer and Founder of K12, stated, “Margie Jorgensen brings the credentials, credibility and unique capabilities to spearhead K12’s efforts to address two challenging and intertwined trends in the transformation to individualized online learning: a growing academically at-risk population and appropriate measurement of student achievement. Dr. Jorgensen’s expertise, record of achievement and ability in both assessment and instructional practices will be instrumental in the evolution of technology-based learning.”

Dr. Jorgensen added, “As online learning gains mainstream acceptance in a wide variety of settings, the industry is encountering several challenging trends. These trends include growing populations of children who enroll behind grade level, high mobility, student engagement and in particular, the appropriateness of current assessment schemes in the individualized learning context. As an industry leader, K12 is mobilizing its resources to address those challenges, and I look forward to working with the company’s outstanding team of innovators to build on its best-in-class program and help achieve its goal of maximizing all students’ academic progress while they are enrolled in a K12-managed or partner school.”

At K12, Dr. Jorgensen will work with a distinguished team of pioneers in and contributors to new digital modes of education, including subject matter directors, writers and instructional designers who have designed the market-leading suite of K-12 online courses used in the nation’s largest network of online and blended schools.

Inventor and Author with a Track Record of Innovation in Assessment Research and Design

A recognized industry innovator and an inventor with a patent for achievement test design, Dr. Jorgensen founded Measure2Learn in 2006 to develop technology products combining assessment and instruction and to provide psychometric consulting services to companies and educational institutions. Measure2Learn’s products include formative assessments aligned to the soon-to-be-implemented Common Core State Standards and interactive academic tools that both instruct and assess students’ understanding of science and mathematics vocabulary.

Previously, Dr. Jorgensen served as Managing Director at Battelle for Kids, a non-profit enterprise focusing on several aspects of educational reform, including teacher effectiveness and strategies to transform low-performing schools. The company’s clients included five of the 12 Race to the Top states as well as individual school districts, funded in part by The Bill and Melinda Gates Foundation.

As Senior Vice President and before that Vice President, Product Development, Psychometrics and Research for Harcourt Assessment, Inc., Dr. Jorgensen led the development of a series of innovative education and assessment products and was responsible for expanding expertise in assessment across the company’s business units. She designed and developed the first internal content authoring system within Harcourt; brought to market the 10th edition of the Stanford Achievement Test Series and the Otis Lennon School Ability Test; launched the first online writing product supported by artificial intelligence scoring; and brought the Stanford Diagnostic Reading and Mathematics Tests online.

As Assistant Vice President for Development, ACT, Inc., Dr. Jorgensen supervised test development programs, including the ACT Assessment, PLAN, EXPLORE, COMPASS, ASSET, Collegiate
Assessment of Academic Proficiency (CAAP), the Career Planning Assessment (CPAt), the Mathematics Placement Examination, the Proficiency Examination Program (PEP) and the Career Planning Program. She also led pioneering research in the areas of differential item performance, the administration of tests by computer and item response theory.

Prior to joining ACT, Dr. Jorgensen served as a Senior Examiner for the Educational Testing Service, supported the state-by-state roll-out of the National Assessment of Educational Progress for the Southern Regional Education Board and taught at Emory University.

Dr. Jorgensen, who earned her Ph.D. in Measurement, Evaluation and Statistical Analysis at the University of Chicago, a Master of Science degree in School Psychology at Miami University, an MBA at the University of Texas at San Antonio and a B.A. in Political Science at Wellesley College, is the author of two books and nearly two dozen scholarly articles and book chapters.

Academic and Products Day and Release of Annual Academic Report Scheduled

In conjunction with the announcement of Dr. Jorgensen’s appointment, K12 also indicated that the company will host an Academic and Products Day on February 7, 2013 at which it will release its Academic Report covering performance at K12-managed and partner schools and addressing key issues facing the industry.

The Academic and Products Day will be held at the company’s corporate offices in Herndon, Virginia from 10:00 a.m. to 2:00 p.m. Investors and analysts who are interested in attending the event should contact Christi Parker, VP Investor Relations by email at chparker@k12.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: our potential inability to further develop, maintain and enhance our products and brands; the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct by operators in any school in our industry and in any school in which we operate; challenges from virtual public school or hybrid school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new contracts or renew existing contracts with schools; risks associated with entering into and executing mergers, acquisitions and joint ventures; failure to successfully integrate mergers, acquisitions and joint ventures; inability to recruit, train and retain quality teachers and employees; uncertainty regarding our ability to protect our proprietary technologies; risks of new, changing and competitive technologies; increased competition in our industry; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of January 9, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About K12 Inc.

K12 Inc. (NYSE: LRN), a technology-based education company, is the nation’s largest provider of proprietary curriculum and online education programs for students in kindergarten through high school. Using 21st century tools to prepare 21st century students, K12 provides a new choice for students to learn in a flexible and innovative way, at an individualized pace. K12 provides curricula and academic services to public and private online schools and districts, traditional classrooms, blended school programs, and directly to families. K12 is accredited through AdvancED, the world’s largest education community. Additional information on K12 can be found at www.K12.com.

Investor Contact:
Christina L. Parker, 703-483-7077
VP Investor Relations
chparker@k12.com

or

Press Contact:
Jeff Kwitowski, 703-483-7281
SVP Public Affairs
jkwitowski@k12.com